November 27, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Quaker Investment Trust (CCM Affordable Housing MBS ETF)

File no. 811-06260

Dear Sir or Madam:

We have read Item 1, Item 7, and Item 8 and Exhibit 19(a)(4) of Form N‐CSR of CCM Affordable Housing MBS ETF, a series of Quaker Investment Trust, dated November 27, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

COHEN & COMPANY, LTD.